Exhibit 3.1

FORM NO. 6	Registration No. 50656

BERMUDA

CERTIFICATE OF INCORPORATION

I hereby in accordance with section 14 of the Companies Act 1981 issue this Certificate of Incorporation and do certify that on the 28th day of September 2015

Roivant Dermatology Ltd.

was registered by me in the Register maintained by me under the provisions of the said section and that the status of the said company is that of an exempted company.

Given under my hand and the Seal of the REGISTRAR OF COMPANIES this 28th day of September 2015 /s/ Jeremie M Hayward for Registrar of Companies